Michael Racusin: Thank you and welcome everyone to the company. Hartman vREIT XXI, Inc. Quarterly shareholder update. I am Michael Racusin, General Counsel and Corporate Secretary. We will begin in just a moment.

Before we continue, I would like to remind you that statements in this discussion, including the question and answer session regarding the Company's future results, distributions and redemptions, returns, budgeted amounts and plans for the Company's business are forward-looking statements and involve risks and uncertainties and are not guaranteed. This information is not intended to be a complete disclosure of the performance of the company and may contain only selected assets.

Also, we use non-gap financial measures, including funds from operations or FFO, which is a non-gap financial measure defined by an industry trade group, which we believe is an appropriate supplemental measure to reflect the operating performance of REIT in conjunction with net income. Further disclosure is available in the Company's periodic reports on form 10K and form 10Q. Some statements in the presentation refer to the combined operations of all of the Hartman companies and their subsidiaries of which the company is a part.

I am joined today by the Company's chairman and CEO, Alan Hartman. Chief Financial Officer Lou Fox, and President of Capital Market Keith Ruddy.
I will now turn the call over to Al Hartman.

Al Hartman: Thank you, Michael. Thank you, everybody, for coming on the call with us today. Number XXI vREIT. We've got so much good news coming out of this REIT. It's just unbelievable. We're going to get to the good news here in a moment. There's a couple of pages of disclosure, forward-looking statements, risks of investing in real estate, and then the overview, state of the markets. This is our outline for today. State of the markets, Hartman today, financial results and Q&A.

We're going to start with the state of the markets in Texas. We have eight million square feet and five of that is in office, one, a little more than one is in industrial, and 1.7 in retail. 60 properties altogether.

The industrial market is very robust. It's very healthy, very low cap rates. 4.2% cap rate. That's true all around the country for industrial. It's a hot product right now. I mean, it's hard to buy a value-add industrial, but we're looking all the time at buying industrial. It's just hard to buy at that low a yield at the cap rates or at the yield that we need for the investors.

The next slide talks about Texas retail and the occupancy vacancy, sorry, has dropped in retail. But there's positive absorption. Our retail tends to do exceedingly well, stays highly occupied all the time. It's very stable because we are typically anchored with a grocery store or a non-grocer anchor or several anchors, two or three anchors sometimes. Those shopping centers do very well.

The office building market is improving. It's softer in Houston than it is in Dallas, and suburban is coming back faster than downtown. Our leasing activity in office is spectacular. It's off the chart. We leased 10,000 feet short of one million feet last year. 990,000 square feet of new office retail industrial were leased. In spite of the market being a little bit soft in Houston and stronger in Dallas, we are just leasing like gangbusters.

Hartman today, we're positioned for growth. And thank God we're in Texas, the case for investing in Texas, ninth largest economy in the world if it was a standalone country, number one state for business in the US eight times since 1996, tremendous diversity of industries. Even though oil and gas only takes up about 9%, oil and gas is very robust right now. It's very good, and that helps Houston because the price is so high of oil. Texas has pro-business, low regulation and desirable rents. We're getting more people coming from California, Illinois, and New York than any other state. People are just flocking here.

The next slide talks about Texas as a popular corporate relocation in destination. It says the second. And it says the second highest growth state ranked number one in the nation for foreign direct investments. And there you go, 700,000 Californians moved to Texas since 2010. They're getting out as fast as they can I believe.

Investing in an inflated economy, unfortunately inflation is bad for everybody. It's not good. And because we have this inflation coming up, we are locking into all of our debt permanently, fixed rate debt, 10 year debt. We're locking in at one and a half over the treasury or whatever it is, one and three quarters over the treasury. Might be three and a half, three and three quarters, 4%, in that range. We're paying more for our debt than we are floating rate, but it's worthwhile when you have inflation, you likely have higher interest rates.

Interest cost has been down for the last 30 years. We believe that's about ready turn and we're hedging our bets and making sure that we lock in to fixed rate. When we have fixed rate debt, then what happens with properties when you have inflation, the properties go up in value and that's good for us. Inflation is bad for everybody and it's not a good thing, but it does help hard assets like real estate when you have inflation.

Then we move on to the marketing team. The reason why we did so well, our leasing activity was up during COVID by, I don't know, 30% or something like that. But the reason we did so well is because of the marketing team did exceedingly well, their number of leads increased by 400%. And nearly a thousand press releases, interviews, magazine articles, just stunning. The result we're getting from all this marketing activity is just very, very robust.

We move on to occupancy. And as you can see, the occupancy was 79%. 79.5 or something like that, went up to 83.5 by the end of the year, went up roughly 4%. And that was just a tremendous, tremendous achievement. And we expect to go to in the nineties next year. We'll get right to 88 we believe this year, and then go into the nineties next year. The leasing volume, new square feet lease is up. Number of leases signed is up. I think we signed 600 leases last year, which was an all time record for us. The leasing activity property tours is a leading indicator and those numbers are up, and the number of marketing leads, as you can see has gone up 400% or something like that in a very short period of time. A little over a year. That is resulting in higher occupancy.

The portfolio highlights that we have, I want just feature a couple of our leasing agents that are doing such a great job on the properties. If you look at this information, and you look at the occupancy increased since January 2020, the last two years, we bought a lot of these portfolios a couple years ago in this particular area and energy corridor. And one portfolio, Kacie Skeen, her portfolio went up 9.4%, and Ami Figg's portfolio went up 19.3%. It's just absolutely stunning growth.

If you look at the next page, you'll see the next slide we talk about One Park Ten. One Park Ten is an interesting property. It's a small property. It's right on the freeway. It's the second building. We own the building in front and this is a building right behind it. It's only 34,000 feet. But bingo, there you go. 34% to 100% in two years. That's what we're good at. That's what we do.

Here's another one, 11211 Katy Freeway. This is right at the heart of the energy corridor. And this property was so bad. I have to tell you the story about the air conditioning wasn't even in the building. They had an air conditioning unit outside the building on the ground with these massive duct work that went into the building to cool the building of all things. Because the system was totally out. We had to replace the system and did some other things to improve the building. And there you go, 42% to 92% in two years. Off the chart. That the kind of building that stays leased up all the time.

Then we go to Two Park Ten. Two Park Ten, a little more modest there, 84% to 89%, actually about 90%. The numbers are up there. We bought these in a portfolio, these several properties in Park Ten. We actually bought, I think five properties in that submarket out there at the energy corridor in Katy, West Houston. And this is another one that did very well, Broadfield went from 70% to 89%.

And then Willowbrook. This is another one that was just absolutely stunning. This was very distressed. The property is near a regional mall, Northwest Houston, and had very low occupancy at 40, roughly 42%. And the current number, this is a January number, 89% has just gone over 90%. This one took a couple of years, but it leased up exceedingly well. We go in and do some remodeling in the lobby and doing some upgrades, and then build a bunch of what we call spec suites. And the spec suites are under 2,500 feet, and they lease like hot cakes once they're built. They look really good. They have upgrades in them. We put wood flooring in the lobbies and lights that are upgraded lights that actually save energy, and ceiling tiles, etcetera. They lease very well.

Next, we go to the financial results, and the financial results, you see the revenue has dropped slightly and I'm not sure why that is necessarily. I don't think we need to be alarmed about $100,000 drop in revenue, but the expense dropped... Sorry, the expense went up a little bit. Your NOI is less. We went from three six down to three, and the distribution of cash was 3.4. We're distributing it as 6.5%. A payout ratio of the percentage FFO that we're distributing at 6.5% is 80% of what's available. We've got 3.4 million distribution out of the 4.1 million in FFO. The properties are doing exceedingly well. We expect them to do even better this year.

I'm going to open it up to Q&A. We've got another building in San Antonio that has called Spectrum. It's a Class A building, very nice building. We bought it at an auction. Got it for a very low price at auction. Fairly well occupied when we bought it. Oracle has downsized a little bit. They went from five floors to two floors in that building, but we're quickly making up the difference in these other buildings. And then that space should be leased up over the next year or two. We expect to recover quickly on that property in San Antonio.

With that being said, we have questions. We have one question so far. Your investment policy on Hartman site states NAV after three years is redemption after five years at a hundred percent principle. Thank you. The redemption is after three years at 100% of the value. Whatever you invested, if the value went up, the value went down, it is equal to the NAV. For class S, A, and T share, there's no redemption for the first three years, after that there's the opportunity to redeem at NAV. For I shares, there's no redemption in year one. The opportunity to redeem at NAV is after year one.

Another thing that I want to announce here, and that is is the share price is going up. We don't have evaluations completed yet, but they're in the process of being completed.

Lou Fox: And that asset value looks like it's going to be increased from its prior determination.

Al Hartman: Right, it looks like it's going up. It's not been finalized by the valuation expert. He has all of our information, but he has not given us his value. And it looks like it is going up this year. We have other questions.

Can you speak on the 2021 merger? From Richard Maples. Yes, Richard, I can speak about that. The merger is and should be completed by the end of the year. We thought it was going to be complete mid-year, but we intentionally have slowed that down because we're in the process of doing redemptions on 20, prior to the merger. We are going to get that done the first half of the year, and then the second half of the year we're going to be merging the companies together. Great question.

Scott Oliphant. Do you see potential on the XXI REIT capturing appreciation on principle? Yes, absolutely. That's what we just talked about. As a matter of fact, I think what you're going to see, Scott, is more appreciation as time goes on because the properties are still not stabilized. They're not all stabilized. We're going to be stabilizing the spectrum in San Antonio as I mentioned, it's only about 65% occupied. There's quite a bit of upside left. And we expect the price to continue to go up like it has just recently.

"I have almost four years of my shares." This is from Gerardo. "I have almost four years with my shares, but I can not still make redemption. Why?" If you've asked for a redemption, you should be getting redemption, and that timing should be in March. We've got our CFO, Lou Fox here, and I think where there's a backlog of $600,000 in redemptions or something like that.

Lou Fox: There is currently a backlog of approximately that amount in redemptions, which they are being processed for payment outs at the end of this month, or first part of April and thereafter we should be back on schedule processing them on a quarterly basis.

Al Hartman: Yeah. We process these on a quarterly basis Gerardo, in case you couldn't hear that. And so we fell a little bit behind, I apologize, but we'll be catching up this month and then staying on track after that.

Are you doing redemptions due to death? Yes. This is from Claus. Yes, we are. We're doing all redemptions in number XXI. Gerardo says yes, not a question. He just says yes. Happy to help you out Gerardo.

And so do we have anybody else that has any other questions about anything? Scott says yes.

He says yes twice. I'm not sure Scott, if you have a question, but happy to help with anything. We'll wait another minute to see if anybody else has any other questions. Thank you for investing in this number XXI REIT. Thank you for your confidence in us. It's going right, exactly as expected. We're right on track. Occupancy is moving up and everything is looking very, very good.

Richard Maples, XX redemptions are purchase price. Not NAV. That is correct. Richard Maples, Claus any liquidation news on XX? Yes. We're doing a major redemption the first half of the year. We're working on that process right now. There's a substantial amount of pent up demand and we expect to get that completed the first half of the year.

What's the tax efficiency on XXI rate now? This is from Scott Oliphant. The efficiency, my understanding generally, I'll let Lou respond to this, but my understanding is it's about 50%. Lou. It might be more 60, 70%, but the income is sheltered about that much. Is that approximately correct?

...

Al Hartman: Okay. Lou, ... the correct answer, but I think that what you mean by it Scott, is tax efficiency is the sheltering effect that you get. And that's a really good question because in essence, the tax benefit of the cash savings, or excuse me, the benefit of the savings and taxes is worth about 1%, or it adds one or 2% to your yield because of the tax savings.

We have one from Charles. What was the initial NAV and the current? Great question. The initial NAV was $10. And I don't have this at my fingertips, although I've seen it as recently as yesterday.

Lou Fox: The original offering price was $10 per share,which is an arbitrary number. The most recent NAV determination was $10.23, and we are in the process of updating that through December of 2021. And we expect that that number will increase. We'll be submitting that to the board for review and approval shortly. And then we will be filing that notification with SEC.

Al Hartman: Thank you, Lou. Roughly $10.40. I don't have the number in front of me, but it's roughly what it is. But again, it's not finalized. The third party is not. That's an internal number. That's not approved by the third party.

Okay. And then we have Scott is asking another. He's saying, "Thank you Al." You're welcome, Scott. You're welcome Clause. This is from Clause. Well, you're welcome. And Scott says, correct.

And Charles says, will the merger with XX be accretive to XXI? Charles that is a great question. And it's an excellent question. It's really not accretive to either company. It's neutral. It should be neutral.

The purpose of the merger, not the purpose, but the intent is to be neutral. So one is not favored over the other, but that's why these valuations are so important is because we want this to be totally neutral to both companies. They're very good questions, Charles. And we have a very good group, very robust group today. Thank you all for being on the call, everybody, and we'll leave it open for another minute or two. Keith Roddy may want to say something because he's the President of our Capital Markets Group. And Keith is as in touch with a lot of you that are on the call and Keith, would you like to add something?

Keith Roddy: Well, just thank them for their business and the support of the organization. We're seeing more sellers joining us on XXI. It's a very robust offering and competitive in the marketplace. And you can call us at any time for questions about NAV or distributions or any future changes in NAV that we expect to grow. But we don't know what that number is. And we look forward to meeting more of you out in the field during the balance of the year.

Al Hartman: Very good. Who should they call?

Keith Roddy: They should call Eli. Eli Horn would be the best person right now.

Al Hartman: Okay. Eli Horn. And does he have a phone number? Is it his cell number or is it his direct line?

Margaret Hartman: You can call the Hartman direct line. It's on our website and ask for Eli Horn.

Al Hartman: Very good. Yeah Eli is the man. He's doing a great job.

Lou Fox: The 2021 distributions were 27% taxes and distribution and 73% treated as a return of capital non-tax.

Al Hartman: It was sheltered. Okay. Very good. That's more than 50%. So thank you. That's over 75% was sheltered. So that adds about one or 2% to your yield when you include tax savings. That's a great, great question. Great feedback. Thank you, Lou. And Scott is asking the question. Can we get a copy of the PowerPoint presentation?

Margaret Hartman: We're going to file an 8-K.

Al Hartman: We're going to file an 8-K We'll file with the SEC, Scott. You can see it there.

Clause has another question. Dividend distribution for 2021, please. The dividend for XXI is 6.5%. And the dividend for XX is 4.5%. However, as part of this merger, we're proposing to add a drip component to number XX, which will bring it up to 6.5%. So they'll both will be equivalent to each other. Great question.

And Gerardo says he wants... This is Gerardo. You'll have to... Can we get this to them? Or do they have to look on the SEC website?

Al Hartman: Okay. Gerardo, after it's filed, and Scott, we'll get that to you. If you can make a note of that, Kathy, we'll send that to them after it's filed.

And Dorothy Santee, why was my investment moved from IRA to non IRA? I'm trying to redeem, but have not been able to do so. So that doesn't sound correct that it would be moved from a IRA to non IRA.

Lou Fox: I would call and speak with investor relations to determine-

Al Hartman: So call Kathy and again, call the main line. Ask for Kathy and we'll take care of that. That should not have happened Dorothy. I apologize that happened. I don't know how that happened. It shouldn't have happened. We should be able to reverse it. Okay. Then we move on to... Okay. Dorothy says I've spoken many times to Kathy.

Kathryn Meisner: More than likely, for the most part could have been a custodial change issue.

Al Hartman: You have to speak up so we can hear you. So the custodial change issue.

Kathryn Meisner: Yes.

Al Hartman: Okay. So we have to go back. We have to help her though.

Kathryn Meisner: Yes ma'am, or sir.

Al Hartman: Yes. Okay. We'll help her with-

Kathryn Meisner: The transfer agent's team will.

Al Hartman: Dorothy, we will help you. It's apparently when the transfer agent change was made, they classified it differently, but we've got to get that fixed. We got to get that reversed. Thanks for pointing that out to us Dorothy. Okay. We'll take care of that. Okay. Excellent. Excellent questions. We're going to wind it down if there's no other questions. We can wait a few minutes. We've had such a good dialogue, good conversation here.

And I'm going to echo what Keith said, and that is that we appreciate your investing with us very much. We appreciate your faith and confidence in us. And one thing I didn't mention, we look at six hundred properties per year to buy 6. We look at a hundred to buy one. I mean, we scour the market and get the best buys available. So that's why these things are functioning so well is because we bought them right. Bought them for the right price. And then we've got thirty-five people in our leasing department that are working at leasing these properties up and they do an exemplary job. And the combination of those two makes the performance very, very good. That's our secret sauce so to speak.

Okay. Dorothy says, when will I hear from you? She's got her phone number in there. So you can call her right back, Kathy, after this and get that fixed with the transfer agent. That's not a good situation. Okay. Thank you very much. Anybody else? Any other questions? Anybody else? Anybody else want to say anything? Keith, Lou, anybody?

Keith Roddy: No, it's a great year. Good time to be invested with Hartman. Texas is growing. Our properties are leasing up, so we appreciate your support.

Al Hartman: Yeah. Thank you very much, Keith. Couldn't agree more and just echo that we're having to be in the right place, the right time and you made the right investment. So thank you very much. I appreciate each one of you. God bless you all. Have a great afternoon and we'll talk to you all later. We'll see you all later. Thank you very much.